UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 23, 2007

Commission File	Registrant, State of Incorporation, Address of	I.R.S. Employer
Number	Principal Executive Offices and Telephone Number	Identification Number

1-08788	SIERRA PACIFIC RESOURCES	88-0198358
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

2-28348	NEVADA POWER COMPANY	88-0420104
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 367-5000
None
______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

TABLE OF CONTENTS

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1 Press Release dated May 23, 2007

 Item 8.01 Other Events

Nevada Power Company (NPC) announced on May 23, 2007 that the Public Utilities Commission of Nevada (PUCN) approved changes in electric general rates for NPC, a subsidiary of Sierra Pacific Resources. The changes are part of NPC’s mandatory general rate case filings and deferred energy filings and represent an overall increase in electric rates of 5.2% across all customer classes. The changes will become effective June 1, 2007.

Also included in the decision, the PUCN granted an increase in NPC’s return on equity from 10.25 % to 10.70%.

A copy of the press release announcing the decision is filed herewith as Exhibit 99.1.

Item 8.01 Other Events

On May 16, 2007, Nevada Power Company (NPC) and Sierra Pacific Power Company (SPPC) made filings with the Federal Energy Regulatory Commission (FERC) requesting modification of certain aspects of the FERC's pro forma Open Access Transmission Tariff (OATT), which FERC revised in FERC Order 890 on March 16, 2007. The filings propose changes to the OATT to ensure reservation of sufficient firm transmission import rights on the NPC and SPPC systems in compliance with their PUCN-approved Integrated Resource Plans, which call for the use of short-term power purchases to meet summer and winter peak demands.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits— The following exhibit is filed with this Form 8-K:

EX-99.1 - Press Release dated May 23, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)

Date: May 25, 2007	By:	/s/ John E. Brown
John E. Brown
Controller

Nevada Power Company (Registrant)
Date: May 25, 2007	By:	/s/ John E. Brown
John E. Brown
Controller